1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of the TIAA Real Estate Account of our report dated March 12, 2026 relating to the consolidated financial statements, which appears in the TIAA Real Estate Account's Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement. Charlotte, NC March 12, 2026 Exhibit 23(C)